Filed Pursuant to Rule 424(b)(3)

                                                      REGISTRATION NO. 333-42887


           PROSPECTUS SUPPLEMENT NO. 1 DATED FEBRUARY 5, 1999 TO THE
                      PROSPECTUS DATED FEBRUARY 2, 1999 OF
                                  BIOGEN, INC.


This Prospectus Supplement No. 1 amends the information contained in the table under the caption "Selling Stockholders" in the Prospectus dated February 2, 1999 by deleting the information as to James L. Vincent in the body of the table and footnote (2) thereto, and substituting therefor the following information:


                     Number of                             Shares to be
                     Shares           Number of            Beneficially
                     Beneficially     Shares to            Owned After
Name                 Owned            be Offered           Offering
                                                        Number         Percent
James L. Vincent(1)  860,499(2)       634,300           226,199(3)       *

     ------------------------------------

(2) Includes (i) 6,800 shares of common stock acquired by the selling stockholder through the exercise of options granted under the Plan, (ii) 852,500 Shares of common stock which the selling stockholder has the right to acquire through the exercise of options granted under the Plan, all of which are currently exercisable and (iii) an estimated 1,199 shares of common stock representing the selling stockholder's beneficial interest in a Biogen 401(k) plan.

                     --------------------------------------

     This Prospectus Supplement No. 1 forms a part of and should be read in conjunction with the Prospectus dated February 2, 1999.